UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington D.C. 20549

FORM 8-K
 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2006

China BAK Battery, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49712	86-0442833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address of Principal Executive Offices)(Zip Code)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

          Throughout this Current Report on Form 8-K, the terms “China BAK” and the “Company” refer to China BAK Battery, Inc., and, unless the context indicates otherwise, its subsidiaries on a consolidated basis.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          On November 23, 2006, Shenzhen BAK Battery Co., Ltd. (“Shenzhen BAK”), a wholly owned subsidiary of China BAK entered into a term loan agreement (the “Loan Agreement”) with Shenzhen Eastern Branch, Agricultural Bank of China which became effective on December 18, 2006. The principal amount of the term loan provided for under the Loan Agreement is 200 million Renminbi (“RMB”), the currency of The People’s Republic of China, which is equivalent to approximately U.S. $26 million, based on December 18, 2006, exchange rates. The term loan, which has not been drawn to date, may be drawn at any time within five years of the effective date of the Loan Agreement, and will mature five years after it is drawn. The term loan when drawn will carry a floating interest rate of 90% of The People’s Bank of China benchmark rate. This term loan provides for borrowing capacity in addition to China BAK’s existing credit facility with the Agricultural Bank of China. The term loan is secured by pledged machinery and equipment valued at approximately RMB 115.4 million, which is equivalent to approximately U.S. $15 million, based on December 18, 2006 exchange rates. Penalties for breach of the Loan Agreement by Shenzhen BAK include, among other penalties: (1) prepayment of the principal amount and interest before maturity of the loan; (2) imposition of punitive interest and (3) compensation for the creditor’s expenses incurred due to Shenzhen BAK’s breach of contract.

          The Company intends to use the term loan for the purchase of machinery and equipment and for further business development activities.

          A summary of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release issued by China BAK regarding the Loan Agreement is attached hereto as Exhibit 99.1.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

          The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

          In a press release dated December 21, 2006, China BAK announced the appointment of Dr. Zhongyi Deng as its new Vice President of Business Development.

          A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Summary of Loan Agreement, effective December 18, 2006, between Shenzhen BAK Battery Co., Ltd. and Shenzhen Eastern Branch, Agricultural Bank of China

99.1	Press Release dated December 21, 2006, regarding “China BAK Announces New RMB 200 Million 5 Year Term Loan Agreement”

99.2	Press Release dated December 21, 2006, regarding “China BAK Appoints New VP of Business Development”

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: December 22, 2006	By:	/s/ Xiangqian Li

Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Loan Agreement, effective December 18, 2006, between Shenzhen BAK Battery Co., Ltd. and Shenzhen Eastern Branch, Agricultural Bank of China
99.1	Press Release dated December 21, 2006, regarding “China BAK Announces New RMB 200 Million 5 Year Term Loan Agreement”
99.2	Press Release dated December 21, 2006, regarding “China BAK Appoints New VP of Business Development”